Exhibit 99.1

Kellogg Company

Cost of goods sold/Selling, general and administrative expense classification of Pension and

Post-retirement Mark-to-Market

2012 and 2011 by Quarter

(pre-tax amounts in millions)

	2012
	Q1	Q2	Q3	Q4	Full Year
Cost of Goods Sold	$51	$—	$—	$208	$259
Selling, general and administrative expense	—	—	—	193	193

Total mark-to-market	$51	$—	$—	$401	$452

	2011
	Q1	Q2	Q3	Q4	Full Year
Cost of Goods Sold	$1	$—	$—	$376	$377
Selling, general and administrative expense	(7)	4	19	289	305

Total mark-to-market	$(6)	$4	$19	$665	$682